UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2023

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

205 SE Davis Avenue
Bend, Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CFO. On August 14, 2023, the board of directors of BranchOut Food Inc. (the “Company”) appointed Christopher Coulter as the Company’s Chief Financial Officer effective August 14, 2023 (the “Effective Date”). Mr. Coulter will begin serving as the Company’s principal financial officer and principal accounting officer as of the Effective Date.

Mr. Coulter, age 39, has previously worked as the Controller and has been and continues to serve as President of the Company. At the Company, he has assisted with raising capital, preparing financial statements, tax preparation, order scheduling, investor relations, shipping, insurance, and inventory management. Mr. Coulter has a Bachelor’s Degree in Finance from the University of San Francisco. Mr. Coulter’s prior experience includes services for entities that own and operate more than 45 Jimmy John’s restaurants, where Mr. Coulter has worked in various capacities, from operations and human resources to finance. Mr. Coulter has also managed funds for GSC Venture Group, which invests in and manages mobile home parks throughout the northwestern United States.

There are no family relationships between Mr. Coulter and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Coulter that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Coulter and the Company entered into an Offer Letter dated August 14, 2023 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, beginning on the Effective Date, Mr. Coulter will receive an annual base salary of $125,000.

The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Offer Letter are incorporated herein by this reference.

Also on the Effective Date, in connection with his appointment as Chief Financial Officer of the Company, Mr. Coulter resigned from the position of Controller of the Company, effective immediately. The Company has not identified an individual to serve as a replacement Controller of the Company.

Termination of CFO. On August 14, 2023, the Company terminated Douglas Durst, the prior Chief Financial Officer of the Company. As of the date of this filing, the Company has not entered into a separation agreement with Mr. Durst with respect to his separation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter to Christopher Coulter dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANCHOUT FOOD INC.

Date: August 21, 2023	By:	/s/ Eric Healy
Eric Healy
Chief Executive Officer